SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 Third Avenue
                          New York, New York 10022-9998
                                  (212)758-9500

                                                              February 28, 1996

Prudential Intermediate Global Income Fund, Inc.
One Seaport Plaza -- 25th Floor
New York, New York 10292

Dear Sirs:

     Prudential Intermediate Global Income Fund, Inc., a Maryland corporation (the "Corporation"), is filing with the Securities and Exchange Commission (the "Commission") Post- Effective Amendment No. 8 (the "Amendment") to its Registration Statement under the Securities Act of 1933 (the "Act") on Form N-1A (Securities Act File No. 33-42093) relating, among other things, to the registration under the Act of 7,641,086 additional shares of Common Stock, par value ($0.001) per share (the "additional shares"), which are to be offered and sold by the Corporation in the manner and on the terms set forth in the Prospectus current and effective under the Act at the time of sale. According to the Amendment, the total number of shares of the Corporation redeemed during the fiscal years ended December 31, 1995 amounted to 10,315,414 shares. Of the total number of redeemed shares, no shares have been used by the Corporation for reduction pursuant to paragraph (a) of Rule 24e-2 under the Investment Company Act of 1940 (the "1940 Act") during the current fiscal year and 2,708,566 shares have been used for reduction pursuant to paragraph (c) of Rule 24f-2 under the 1940 Act in all previous filings during the current fiscal year. 7,606,848 of the redeemed shares for the fiscal year ended December 31, 1995 are being used for the reduction in the Amendment.

     We have served as counsel to the Corporation since its inception. We have, as counsel, participated in various proceedings relating to the Corporation and to the proposed issuance of the additional shares. We have examined copies, either certified or otherwise proven to our satisfaction to be genuine, of its Articles of Incorporation and By-Laws, as currently in effect, the minutes of meetings of its Board of Directors and other documents relating to the organizations and operation of the Corporation, and a Certificate of Good Standing dated February 22, 1996 issued by the Department of Assessments and Taxation of the State of Maryland. We have also reviewed the Amendment, and are generally familiar with the corporate affairs of the Corporation.

     Based upon the foregoing, it is our opinion that:




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     1. The Corporation has been duly organized and is legally existing under the laws of the State of Maryland.

     2. The Corporation is authorized to issue 2 billion (2,000,000,000) shares of Common Stock, par value ($0.001) per share. Under Maryland law, (a) the number of authorized shares may be increased or decreased by action of the Board of Directors and (b) shares which were issued and which have subsequently been redeemed by the Corporation are, by virtue of such redemption, restored to the status of authorized and unissued shares.

     3. Subject to the effectiveness under the Act of the above-mentioned Amendment, upon issuance of the additional shares within the limits prescribed by the Articles of Incorporation of the Corporation for a consideration of not less than the par value thereof, and not less than the net asset value thereof, the additional shares will be legally issued and outstanding and fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the above-mentioned Amendment, the reference to our firm as counsel in the prospectus of the Corporation, and to the filing of this opinion as part of an application for registration of the Corporation, its Common Stock, or both, under the securities law of any state. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

     We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland and, where applicable, published cases, rules or regulations of regulatory bodies of that State.

                                       Very truly yours,



                        /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
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                         Shereff, Friedman, Hoffman & Goodman, LLP

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